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                                                                    Exhibit 10.4

                      SECOND AMENDMENT TO CREDIT AGREEMENT

      THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 31, 2005, by and between RENAISSANCE LEARNING, INC., a Wisconsin corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 1, 2003, as amended from time to time ("Credit Agreement").

      WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

      1. Section 1.1 (a) is hereby amended by deleting "May 31, 2006" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "May 31, 2007," with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of May 31, 2005 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

      2. Section 5.4 is hereby deleted in its entirety and the following substituted therefor:

         "SECTION 5.4. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except investments of excess cash in publicly traded, readily marketable, investment grade securities, or any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof."

      3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together as one document.

      4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                  WELLS FARGO BANK,
RENAISSANCE LEARNING, INC.                        NATIONAL ASSOCIATION

By:   /s/ Mary Minch                              By:  /s/ Linda Backhaus
      ---------------                                  -----------------------
Title: Vice President of Finance/CFO/Secretary    Title: Vice President

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